PROSPECTUS SUPPLEMENT

(To Prospectus effective as of January 27, 2025)

Filed pursuant to Rule 424(b)(5)

File No. 333-281859

3,529,400 Ordinary Shares

Class A Ordinary Share Purchase Warrants to Purchase up to 3,529,400 Ordinary Shares

Up to 3,529,400 Ordinary Shares Issuable upon Exercise of Class A Ordinary Share Purchase Warrants

Class B Ordinary Share Purchase Warrants to Purchase up to 9,102,135 Ordinary Shares

Up to 9,102,135 Ordinary Shares Issuable upon Exercise of Class B Ordinary Share Purchase Warrants

We are offering (the “Offering”) directly to several investors (i) 3,529,400 Ordinary Shares, with no par value (the “Ordinary Shares”), (ii) Class A Ordinary Share Purchase Warrants (the “Class A Warrants”) to purchase up to 3,529,400 Ordinary Shares, (iii) up to 3,529,400 Ordinary Shares issuable upon exercise of Class A Warrants, (iv) Class B Ordinary Share Purchase Warrants (the “Class B Warrants”) to Purchase up to 9,102,135 Ordinary Shares, and (v) up to 9,102,135 Ordinary Shares issuable upon exercise of Class B Warrants to several institutional investors, referred to as the “investors,” pursuant to this prospectus supplement and accompanying prospectus and a securities purchase agreement dated as of March 21, 2025, as amended, by and between us and the investors (the “Securities Purchase Agreement”). Each Ordinary Share is being sold together with an associated Class A Warrant to purchase one Ordinary Share and an associated Class B Warrant to purchase up to Maximum Eligibility Number shares (as defined below) at a combined offering price of $3.40 per Ordinary Share and associated Class A Warrants and Class B Warrants (collectively, the “Warrants”).

The Class A Warrants have an exercise price of $3.40 per Ordinary Share, which will be immediately exercisable upon issuance, and will expire five years from the date of issuance. The Series A Warrants may be exercised on an alternative basis pursuant to which the holder may pay $0.0001 per warrant in exchange for 0.5 times the number of Ordinary Shares they would receive upon a standard exercise.

The Class B Warrants have an exercise price of $0.001 per Ordinary Share, which will be exercisable on the third day following the issuance date and will remain exercisable until exercised in full. The Ordinary Shares issuable upon exercise of the Class B Warrants will be zero (0) initially and will be reset on the thirteen trading days or April 10, 2025 (the “Reset Date”) immediately following the issuance date of the Class B Warrants. On the Reset Date, the Ordinary Shares issuable upon exercise of the Class B Warrants will be increased to number of Ordinary Shares equal to the number (if positive) obtained by multiplying the number obtained by subtracting (I) the number of Ordinary Shares purchased by each Investor in the Offering (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the Issue Date) from (II) the quotient determined by dividing (x) the sum of the aggregate subscription amount paid by each Investor in the Offering by (y) the applicable Reset Price (defined below) determined as of the Reset Date. The Reset Share Amount shall be reduced by the actual number of any Ordinary Shares (if any) issued pursuant to any exercise of Class B Warrants during the Reset Period. The Reset Price will be the greater of (i) 70% of the VWAP (as defined therein) during the Reset Period and (ii) $0.95. The Reset Period refers to the period beginning at 12:01 a.m. Eastern Time on March 21, 2025 and ending at 11:59 p.m. Eastern Time on April 9, 2025.

Our Ordinary Shares trade on the Nasdaq Capital Market under the symbol “WLGS.” The last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on March 21, 2025 was $5.17 per share.

On February 11, 2025, within the 60-day “look back” period from the filing date of this prospectus supplement, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates was approximately $81,995,224 based on 17,640,665 outstanding Ordinary Shares, of which 8,150,477 shares were held by affiliates as of such date, and a price of $8.64 per share, which was the last reported sale price of our Ordinary Shares as reported by the Nasdaq Capital Market. Accordingly, we are not subject to the limitations set forth in General Instruction I.B.5 of Form F-3.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See the sections entitled “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” and “Prospectus Supplement Summary—Implications of Our Foreign Private Issuers Status” for additional information.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, page 6 of the accompanying prospectus and under similar headings in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have retained Maxim Group LLC to act as our exclusive placement agent (the “Placement Agent”). The Placement Agent has agreed to use its “reasonable best efforts” to arrange for the sale of the securities offered by this prospectus supplement. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account. We have agreed to pay the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per Ordinary Share and associated Class A Warrant and Class B Warrant	Total
Offering Price	$3.40	$11,999,960.00
Placement Agent Fees(1)	$0.238	$839,997.20
Proceeds to us, before expenses(2)	$3.162	$11,159,962.80

(1)	We have agreed to (i) pay the Placement Agent a fee equal to 7.0% of the aggregate gross proceeds received from this offering, (ii) reimburse the Placement Agent for certain of its expenses up to $50,000. See “Plan of Distribution” on page S-10 of this prospectus supplement.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Class A Warrants and Class B Warrants.

We anticipate that delivery of the Ordinary Shares (excluding Ordinary Shares issuable upon the exercise of the warrants offered hereby), the Class A Warrants, and Class B Warrants will be made on or about March 24, 2025, subject to the satisfaction of certain closing conditions.

Maxim Group LLC

The date of this prospectus supplement is March 21, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and accompanying notes thereto and other information and documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

We are a British Virgin Islands company incorporated on May 20, 2021, as a holding company of our business, which is primarily operated through our indirectly wholly-owned HK SAR subsidiary, WANG & LEE CONTRACTING LIMITED. We do not use variable interest entities in our corporate structure.

Wang & Lee Engineering Limited was founded in 1981 and we mainly conducted electrical work until December 3, 1992. By 1990, we had provided services for many shops, factories and residential buildings and began providing other installation work. WANG & LEE CONTRACTING LIMITED, formerly known as WANG & LEE ENGINEERING (M/E) LIMITED was incorporated in HK SAR on December 3, 1992. It changed its name to WANG & LEE CONTRACTING LIMITED on May 2, 1995, to reflect the expanded scope of work it now provides. Wang & Lee Engineering Limited was wound up in 2003.

WANG & LEE CONTRACTING LIMITED, a construction prime and subcontractor engaging in the installation of Electrical & Mechanical Systems (“E&M”), which include low voltage (220v/phase 1 or 380v/phase 3) electrical systems, mechanical ventilation and air-conditioning systems, fire service systems, water supply and sewage disposal system installation and fitting out for the public and private sectors. WANG & LEE CONTRACTING LIMITED has mainly undertaken projects that are related to the supply, installation and maintenance of the following systems:

●	Low voltage (220v/phase 1 or 380v/phase 3) electrical systems to power building equipment and services, such as lighting, air-conditioning and elevator etc.;
●	mechanical ventilation and air-conditioning systems (“MVAC”); and
●	fitting out for commercial buildings and offices; and
●	other E&M systems such as fire services, which includes fire prevention, detection, suppression and extinguishing systems and plumbing and drainage systems.

WANG & LEE CONTRACTING LIMITED is also able to provide design and contracting services to all trades in the construction industry. Its clients range from small startups to large companies.

Nowadays, buildings are going certifiably green. As we have become more conscious of the effect our installation and works have on the environment and on us directly, organizations have developed voluntary methods of rating the environmental impact and efficiency of buildings, and other similar structures. Assessments take place both during design and after completion. Existing structures or commercial interior spaces can also be rated. Our team provides every effort to be environmentally conscious with a focus on designs that promote energy and water efficiency, indoor environment quality, and the responsible discharge of wastes.

WANG & LEE CONTRACTING LIMITED has been providing construction contracting services in HK SAR for almost 45 years and have been awarded:

●	ISO9001:2015 Quality Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;
●	ISO 14001:2015 Environmental Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;
●	ISO 45001:2018 Occupational Health and Safety Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;
●	H.K.E.M.S.D. Registered Electrical Contractor;
●	H.K.F.S.D. Registered Fire Service Installation Contractor;
●	H.K. Building Authority Registered Class II, III Type A, B, D, E, F, G Minor Works Contractors;
●	H.K. Water Authority Grade 1 Plumber’s license.

S-1

Additionally, WANG & LEE CONTRACTING LIMITED a registered Class 1 and Class 2 Fire Service Installation Contractor with the Fire Services Department, registered Minor Works Contractor (Company) for Classes II and III (covering under alteration and addition works, repair works, drainage works, works relating to structures for amenities, finishes works and demolition works) under the Building Ordinance (Cap 123) Section 8A and registered Electrical Contractor under the Electricity (Registration) Regulations (Cap 406 Sub Leg.). In addition to these core services, the Company develops projects in renewable energy and AI-driven smart technologies, integrating blockchain-enabled cryptocurrency and ESG initiatives as a reward system to promote sustainability and growth.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (c) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (c) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Corporate Information

Our principal executive office is located at 5/F Wing Tai Factory Building, 3 Tai Yip Street, Kwun Tong, Kowloon, Hong Kong, and our phone number is +852 2889 1313. We maintain a corporate website at http://www.wangnlee.com.hk/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

S-2

THE OFFERING

Ordinary Shares offered by us	3,529,400 Ordinary Shares; up to 3,529,400 Ordinary Shares issuable upon exercise of Class A Warrants; up to 9,102,135 Ordinary Shares issuable upon exercise of Class B Warrants

Warrants offered by us	Class A Warrants to purchase up to 3,529,400 Ordinary Shares and Class B Warrants to purchase up to 9,102,135 Ordinary Shares.

Offering price	$3.40 per Ordinary Share and associated Warrants.

Number of Ordinary Shares to be outstanding immediately after this offering	21,170,065 (assuming no exercise of the Class A Warrants and Class B Warrants).

Number of Ordinary Shares outstanding immediately prior to this offering	17,640,665

Use of proceeds	We intend to use the net proceeds from this offering, if any, for general corporate purposes and working capital. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 6 of the accompanying prospectus, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors you should consider carefully before deciding to invest in our securities.

Lock-up Agreements	We entered into lock-up agreements with our directors, officers, and 10% shareholders (each, a “Restricted Holder”) pursuant to which, each Restricted Holder has irrevocably agreed, for a period of 120 days from the date of the closing of this offering, subject to some exceptions, not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition at any time, including in the future (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Restricted Holder or any affiliate of the Company of the Restricted Holder or any person in privity with the Restricted Holder or any affiliate of the Company of the Restricted Holder), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any Ordinary Shares of the Company or securities convertible, exchangeable or exercisable into, Ordinary Shares of the Company beneficially owned, held or hereafter acquired by the Restricted Holder.

Nasdaq Capital Market symbol	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WLGS.” There is no established public trading market for any of the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of any of the warrants on any national securities exchange or other trading market.

S-3

Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described below, together with the information under the heading “Risk Factors” in our most recent Annual Report on Form 20-F or any updates in our Reports on Form 6-K, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section entitled “Special Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and our Securities

The market price of our Ordinary Shares has been, and may continue to be volatile, and the value of your investment could decline significantly.

The trading price for our Ordinary Shares has been, and we expect it to continue to be, volatile. The price at which our Ordinary Shares trade depends upon a number of factors, including our historical and anticipated operating results, our financial condition, announcements of technological developments by us or our competitors, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions, most of which are beyond our control. The foregoing factors, among others, may contribute to the volatility of the market price of our Ordinary Shares, leading to broad market fluctuations that could lower the market price of our Ordinary Shares, resulting in a loss of all or part of your investment in our Ordinary Shares.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our share price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” on page S-6 of this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.

Sales of a substantial number of our Ordinary Shares, or the perception that such sales might occur, could adversely affect the trading price of our Ordinary Shares.

As of the date of this prospectus, we had 17,640,665 Ordinary Shares outstanding. Sales of Ordinary Shares, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Ordinary Shares. A decline in the price of our Ordinary Shares might impede our ability to raise capital through the issuance of additional Ordinary Shares or other equity securities and could result in a decline in the value of your investment in our Ordinary Shares.

You will experience immediate and substantial dilution in the net tangible book value per Ordinary Share you purchase.

Since the price per Ordinary Share being offered is substantially higher than our net tangible book value per Ordinary Share, you will suffer immediate and substantial dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. As of December 31, 2024, our net tangible book value was approximately $8.89 million, or approximately $0.51 per Ordinary Share. Based on the offering price of $3.40 per Ordinary Share and associated Warrants, and our net tangible book value as of December 31, 2023, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $1.21 per Ordinary Share with respect to the net tangible book value of our Ordinary Shares.

You may experience significant dilution as a result of future financings.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares, including offerings pursuant to the accompanying prospectus. We cannot assure you that we will be able to sell Ordinary Shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares in future transactions may be higher or lower than the price per share in this offering.

There is no public market for any of the warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of any such warrants on any national securities exchange or other trading market. Without an active market, the liquidity of all such warrants will be extremely limited.

Holders of our warrants will have no rights as ordinary shareholders until such holders exercise their warrants and acquire our Ordinary Shares.

Until you acquire Ordinary Shares upon exercise of your warrants, you will have no rights with respect to the Ordinary Shares underlying such warrants, except as set forth in the applicable warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs after the exercise date.

S-4

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and similar expressions. These forward-looking statements may include, among other things:

●	the timing of the development of future services;
●	projections of revenue, earnings, capital structure and other financial items;
●	statements regarding the capabilities of our business operations;
●	statements of expected future economic performance;
●	statements regarding competition in our market; and
●	assumptions underlying statements regarding us or our business.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation:

●	our dependence on macroeconomic conditions and consumer discretionary spending;
●	the intense competition in the gym and fitness equipment industry;
●	fluctuations in product costs and availability;
●	international risks and costs associated with our supply chain;
●	changes in consumer demand;
●	risks associated with operating our own online platform, including confidential consumer data;
●	reputational harms which could adversely impact our ability to attract and retain customers;
●	the potentially negative impact of our strategic plans and initiatives on our financial results
●	unauthorized disclosure of sensitive or confidential customer, vendor, or our information;
●	the inability to attract, train, engage, and retain key personnel;
●	the loss of one or more of our key executives;
●	the effect of design and manufacturing defects on our products and services;
●	the adverse effects from accidents, safety incidents, or workforce disruptions;
●	the inability to sustain pricing levels for our products and services;
●	the risk of warranty claims and product returns;
●	changes in marketing of our products and services which could affect our marketing expenses and subscription levels;
●	the need for additional capital to support business growth and objectives;
●	payment processing risk;
●	foreign currency exchange rate fluctuations;
●	our dependence on suppliers and manufacturers to provide us with sufficient quantities of quality products in a timely fashion;
●	our limited control over our suppliers, manufacturers, and logistics partners;
●	the costs and risks associated with our complex regulatory, compliance, and legal environment;
●	our inability or failure to protect our intellectual property rights;
●	changes in tax laws and regulations;
●	failure to comply with the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”);
●	our status as a “foreign private issuer” under U.S. securities laws and the disclosure obligations which are applicable to us on the Nasdaq Capital Market;
●	our use of home country corporate governance practices instead of otherwise applicable Nasdaq corporate governance requirements;
●	the accuracy of our market growth forecasts;
●	our management team’s limited experience managing a public company;
●	the risk of earthquakes, fire, power outages, floods, public health crises, and other catastrophic events, and to interruption by man-made problems such as terrorism;
●	our status as an “emerging growth company” and our election to comply with the reduced disclosure requirements as a public company that may make our Ordinary Shares less attractive to investors;
●	the risk that if we fail to establish and maintain an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of our Ordinary Shares may be adversely impacted;
●	our intention to not pay dividends for the foreseeable future;
●	the risk that an active, liquid trading market may not develop or be sustained for our Ordinary Shares;
●	the risk that the laws of the British Virgin Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States;
●	the risk that, because we are a British Virgin Islands company and all our business is conducted in Australia, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain, and the U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Australia; and
●	other factors and risks referred to under “Risk Factors” beginning on page S-4 of this prospectus supplement, page 6 of the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein.

While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, the ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks, uncertainties, events, and other important factors, which include, but are not limited to, the risks disclosed in the Risk Factors section of the Annual Report on Form 20-F for the year ended December 30, 2023, filed with the SEC on May 13, 2024, this prospectus supplement and the accompanying base prospectus and any subsequent reports to Annual Report filed with the SEC and the other documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The actual results could differ materially from our forward-looking statements. Consequently, you should not place undue reliance on any of these forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to correct, update, or revise any forward-looking statement to reflect new information, future events or circumstances, or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement.

S-5

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering of securities will be approximately $11.05 million, after deducting the Placement Agent’s fees and other estimated expenses relating to this offering.

We intend to use the net proceeds from this offering, if any, for general corporate purposes and working capital.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, regulatory actions affecting our business, demand for our commercial products, technological advances and the competitive environment for our commercial products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities or in cash or money market funds.

S-6

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of June 30, 2024:

●	on an actual basis; and

●	on a pro forma basis, to give effect to the issuance of 2,264,077 ordinary shares under the Equity Incentive Plan on December 18, 2024; and

●	on a pro forma basis, to give effect to the issuance of 3,529,400 Ordinary Shares and the accompanying Warrants in this offering based on the offering price of $3.40 per Ordinary Share and accompanying Warrants (and assuming no exercise of the Warrants).

The pro forma amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited financial statements and notes thereto included in our unaudited condensed consolidated financial statements for the six months ended June 30, 2024 and the other financial information incorporated by reference into this prospectus supplement.

	Actual	Pro Forma
	$	$
Shareholders’ Equity:
Ordinary Shares, no par value; 15,093,847 shares issued and outstanding as of June 30, 2024; and 21,170,065 shares issued and outstanding on pro forma basis as of June 30, 2024	8,350,002	25,625,261
Additional paid-in capital	503,225	503,225
Accumulated deficit	(3,594,570)	(3,594,570)
Accumulated other comprehensive loss	26,366	26,366
Total Shareholders’ Equity	5,285,023	22,560,282
Total Liabilities and Stockholders’ Equity	10,768,023	28,043,282

The foregoing table and discussion are based on 15,093,847 Ordinary Shares outstanding as of June 30, 2024.

S-7

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and our as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding Ordinary Shares.

Our net tangible book value as of June 30, 2024 was approximately $5.29 million, or approximately $0.35 per Ordinary Share.

After giving effect to the issuance of 2,264,077 ordinary shares under the Equity Incentive Plan on December 18, 2024 in the aggregate amount of $5,275,299 and the sale of our Ordinary Shares and Warrants pursuant to this prospectus supplement and the accompanying prospectus in the aggregate amount of $11,999,960, and after deducting Placement Agent fees and expenses and estimated aggregate offering expenses payable by us, our net tangible book value as of June 30, 2024 would have been approximately $22.56 million, or approximately $1.07 per Ordinary Share. This represents an immediate increase in net tangible book value of $0.72 per share to our existing shareholders and an immediate dilution in net tangible book value of approximately $2.33 per share to the investor participating in this offering, as illustrated by the following table. The following table illustrates dilution after giving effect to the issuance of 2,264,077 ordinary shares under the Equity Incentive Plan at the price of $2.33 per Ordinary Share, the sale of 3,529,400 Ordinary Shares and accompanying Warrants by us at the offering price of $3.40 per Ordinary Share and accompanying Warrant.

Combined offering price per Ordinary Share and accompany Warrant		$3.40
Net tangible book value per share as of June 30, 2024	$0.35
Increase in net tangible book value per share attributable to this offering	$0.72
As adjusted net tangible book value per share as of June 30, 2024, after giving effect to this offering		$1.07
Dilution per share to the investor purchasing Ordinary Shares and accompanying Warrants in this offering		$2.33

The foregoing table and discussion are based on 20,887,324 Ordinary Shares outstanding as of June 30, 2024. The discussion and table above assume no exercise of the Class A Warrants or the Class B Warrants.

S-8

Description of Securities

The securities offered in this offering will be issued pursuant to the Securities Purchase Agreement between the Company and the investors. We urge you to review the Securities Purchase Agreement, which will be included as an exhibit to a report on Form 6-K filed with the SEC in connection with this offering and incorporated by reference herein, for a complete description of the terms and conditions applicable to the securities.

Additionally, we urge you to review the form of Class A Warrants and Class B Warrants, which will be included as an exhibit to a report on Form 6-K filed with the SEC in connection with this offering and incorporated by reference herein, for a complete description of the terms and conditions applicable to the Class A Warrants and Class B Warrants. The Warrants will have the terms described under the heading “Class A Warrants and Class B Warrants” below.

The following brief summary of the material terms and provisions of the Class A Warrants and Class B Warrants is subject to, and qualified in its entirety by the respective forms of Class A Warrants and Class B Warrants.

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described under the heading “Description Of Ordinary Shares” starting on page 10 of the accompanying prospectus.

Class A Warrants

Duration and Exercise Price. The Class A Warrants have an exercise price of $3.40 per Ordinary Share, which will be immediately exercisable upon issuance, and will expire five years from the date of issuance. The Series A Warrants may be exercised on an alternative basis pursuant to which the holder may pay $0.0001 per warrant in exchange for 0.5 times the number of Ordinary Shares they would receive upon a standard exercise.

Exercisability. The Class A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Class A Warrant to the extent that immediately after giving effect to such exercise the holder would own more than 4.99% (or, upon election of the holder, 9.99%) of the outstanding Ordinary Shares immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage, not to exceed 9.99%, upon 61 days’ notice to us.

Cashless Exercise. If, at any time during the term of the Class A Warrants, the issuance of Ordinary Shares upon exercise of the Class A Warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the Class A Warrants (in whole or in part) in which case the holder would receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the Class A Warrants.

Fractional Shares. No fractional Ordinary Shares will be issued upon the exercise of the Class A Warrants. Rather, at our election, either the number of Ordinary Shares to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such fractional share amount.

Transferability. Subject to applicable laws, an Class A Warrant may be transferred at the option of the holder upon surrender of the Class A Warrants to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Class A Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Class A Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. The Ordinary Shares issuable upon exercise of the Class A Warrants are currently listed on the Nasdaq Capital Market.

Rights as a Shareholder. Except as otherwise provided in the Class A Warrants or by virtue of such holder’s ownership of Ordinary Shares, the holders of the Class A Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Class A Warrants.

Class B Warrants

Duration and Exercise Price. The Class B Warrants have an exercise price of $0.001 per Ordinary Share, which will be exercisable on the third day following the issuance date and will remain exercisable until exercised in full. The Ordinary Shares issuable upon exercise of the Class B Warrants will be zero (0) initially and will be reset on the thirteen trading days or April 10, 2025 (the “Reset Date”) immediately following the issuance date of the Class B Warrants. On the Reset Date, the Ordinary Shares issuable upon exercise of the Class B Warrants will be increased to number of Ordinary Shares equal to the number (if positive) obtained by multiplying the number obtained by subtracting (I) the number of Ordinary Shares purchased by each Investor in the Offering (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the Issue Date) from (II) the quotient determined by dividing (x) the sum of the aggregate subscription amount paid by each Investor in the Offering by (y) the applicable Reset Price (defined below) determined as of the Reset Date. The Reset Share Amount shall be reduced by the actual number of any Ordinary Shares (if any) issued pursuant to any exercise of Class B Warrants during the Reset Period. The Reset Price will be the greater of (i) 70% of the VWAP (as defined therein) during the Reset Period and (ii) $0.95. The Reset Period refers to the period beginning at 12:01 a.m. Eastern Time on March 21, 2025 and ending at 11:59 p.m. Eastern Time on April 9, 2025.

Exercisability. The Class A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Class B Warrant to the extent that immediately after giving effect to such exercise the holder would own more than 4.99% (or, upon election of the holder, 9.99%) of the outstanding Ordinary Shares immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage, not to exceed 9.99%, upon 61 days’ notice to us.

Cashless Exercise. If, at any time during the term of the Class A Warrants, the issuance of Ordinary Shares upon exercise of the Class A Warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the Class B Warrants (in whole or in part) in which case the holder would receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the Class B Warrants.

Fractional Shares. No fractional Ordinary Shares will be issued upon the exercise of the Class B Warrants. Rather, at our election, either the number of Ordinary Shares to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such fractional share amount.

Transferability. Subject to applicable laws, an Class B Warrant may be transferred at the option of the holder upon surrender of the Class B Warrants to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Class B Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Class B Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. The Ordinary Shares issuable upon exercise of the Class B Warrants are currently listed on the Nasdaq Capital Market.

Rights as a Shareholder. Except as otherwise provided in the Class B Warrants or by virtue of such holder’s ownership of Ordinary Shares, the holders of the Class B Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Class B Warrants.

S-9

PLAN OF DISTRIBUTION

Pursuant to the placement agency agreement (the “Placement Agency Agreement”), dated March 21, 2025 between the Company and Maxim, we have engaged Maxim to act as our exclusive Placement Agent in connection with this offering of the securities pursuant to this prospectus supplement. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities pursuant to this prospectus supplement. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agency Agreement does not give rise to any commitment by the Placement Agent to purchase any of the securities and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. The Placement Agent will have no authority to bind us by virtue of the Placement Agency Agreement and the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into the Securities Purchase Agreement directly with certain institutional investors, who will purchase the securities in this offering.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about March 24, 2025, subject to satisfaction of certain customary closing conditions.

The Placement Agent may distribute this prospectus supplement electronically.

Fees and Expenses

We have agreed to pay the Placement Agent a cash fee of up to 7.0% of the aggregate gross proceeds raised in the offering as agreed upon by us and the Placement Agent. The following table shows the per share and accompanying Warrants and total placement agent fees payable to the Placement Agent by us in connection with this offering.

	Per Ordinary Share and associated Class A Warrant and Class B Warrant	Total
Offering Price	$3.400	$11,999,960.00
Placement Agent Fees	$0.238	$839,997.20
Proceeds to us, before expenses	$3.162	$11,159,962.80

In addition, we agreed to reimburse the Placement Agent up to $50,000 for its reasonable actual out-of-pocket expenses. We estimate the total offering expenses of this offering payable by us, excluding the Placement Agent fees and expenses, will be approximately $148,211.

Right of First Refusal

We have granted the Placement Agent, subject to certain exceptions, a right of first refusal for a period of twelve (12) months following the consummation of this offering to act as our sole managing underwriter and sole book runner, sole placement agent, or sole sales agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings.

Tail

We have also agreed to pay the Placement Agent a tail fee. If any investor, who was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the twelve (12) month period following the consummation of this offering or termination of our engagement of the Placement Agent, we will pay the Placement Agent cash compensation equal to seven percent (7.0%) of the gross proceeds received.

S-10

Lock-up Agreements

We have agreed, subject to limited exceptions, for a period of sixty (60) days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any Ordinary Shares or securities convertible, exchangeable or exercisable into, Ordinary Shares either owned as of the date of this prospectus supplement or thereafter acquired. In addition, the Company agreed not to effect or enter into an agreement to effect any issuance of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement) until sixty (60) days following the closing of this offering.

Our directors, and officers, have each agreed, subject to limited exceptions, for a period of 120 days after the closing of this offering, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by it or any of its company affiliate or any person in privity with it or any of its company affiliate), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any Ordinary Shares or securities convertible, exchangeable or exercisable into, Ordinary Shares beneficially owned, held or hereafter acquired by it. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

Other Relationships

The Placement Agent and its respective affiliates may in the future engage in investment banking, advisory and other commercial dealings in the ordinary course of business with us or our affiliates for which they may receive customary fees and commissions.

Determination of Offering Price

The actual offering price of the securities we are offering was negotiated between us, the Placement Agent and prospective investors, based on the trading of the Ordinary Shares prior to the offering, among other things, and may be at a discount to the current market price. The securities offered hereby will be sold at a fixed price until the completion of the offering.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the Placement Agent and any profit realized on the resale of the securities sold by the Placement Agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities, including liabilities under the Securities Act, relating to or arising out of the Placement Agent’s activities under the Placement Agency Agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WLGS.”

S-11

EXPENSES

The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except for the SEC registration fee and FINRA filing fee.

Expense	Estimated Amount
SEC registration fee	$4,428
FINRA filing fee	$5,000
Legal fees and expenses	$87,389
Accounting fees and expenses	$39,000
Miscellaneous costs	$12,394
Total	$148,211

LEGAL MATTERS

We have been represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the issuance of the securities to be offered by this prospectus supplement will be passed upon for us by Maples and Calder, our legal counsel in the British Virgin Islands. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel to the Placement Agent in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2022 included in the accompanying prospectus have been so included in reliance on the report of AOGB CPA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form F-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. You can obtain a copy of the registration statement from the SEC for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents By Reference” are also available on our website: www.fitellcorp.com. The information on the SEC’s website is not part of this prospectus supplement and the accompanying prospectus, and any references to this website or any other website are inactive textual references only.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

S-12

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference into this prospectus supplement and the accompanying prospectus the following:

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on May 14, 2024 (File No. 001-41681), or the 2021 Form 20-F;

●	our reports of foreign private issuer on Form 6-K filed with the SEC on April 18, 2024, April 24, 2024, October 10, 2024, October 29, 2024, and December 30, 2024;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	the description of the securities contained in our registration statement on Form 8-A filed on March 31, 2023 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus supplement and the accompanying prospectus. These documents include periodic reports, such as Annual Reports on Form 20-F and reports for Foreign Private Issuers on Form 6-K.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement.

S-13

PROSPECTUS

WANG & LEE GROUP, Inc.

$30,000,000

Ordinary Shares,

Debt Securities,

Warrants,

Units, and

Rights

From time to time, we may offer, issue and sell up to US$30,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75,000,000.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is approximately $14,272,000 based on the closing price of $1.55 per ordinary share on January 7, 2025 and 9,207,000 ordinary shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WLGS.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Wang & Lee Group, Inc. is not a Chinese or Hong Kong SAR operating company but a British Virgin Islands holding company with operations conducted by its subsidiaries in Hong Kong. As a holding company with no material operations of our own, we conduct all of our operations through our subsidiary, WANG & LEE CONTRACTING LIMITED, in Hong Kong SAR. The Group did not operate in or derive revenue from mainland China in the last three fiscal years.

We currently operate in Hong Kong SAR and mainland China to a small extent. Since fiscal year 2020, all our revenue has been generated in Hong Kong SAR. Therefore, we believe that we and our subsidiaries are not required to obtain from Chinese authorities to operate our business in Hong Kong SAR and to offer securities to foreign investors. We and our subsidiaries are not covered by permissions requirements from the China Securities Regulatory Commission (“CSRC”), Cyberspace Administration of China (“CAC”) or any other mainland PRC governmental agency that is required to approve your operations.

While our revenue has been generated in Hong Kong SAR and our operations have been conducted in Hong Kong SAR, we may be subject to certain risks related to doing business in Hong Kong SAR as further disclosed in “Item 3. Key Information – Risks Related to Doing Business in Hong Kong SAR” in our most recent annual report on Form 20-F, filed on May 14, 2024 (“Form 20-F”)). Recently, the Chinese government announced that it would step up supervision of Chinese firms listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading. China will also check sources of funding for securities investment and control leverage ratios. The CAC has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data. If we are subject to such a probe or if we are required to comply with stepped-up supervisory requirements, valuable time from our management and money may be expended in complying and/or responding to the probe and requirements, thus diverting valuable resources and attention away from our operations. This may, in turn, negatively impact our operations. Further, given the Chinese government’s significant oversight and discretion over the conduct of our business operations in HK SAR and China, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and consequently, the value of our Ordinary Shares. The Chinese government could also significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless.

Our Shares may be prohibited from being trading on a national securities exchange or in the over-the-counter market in the United States if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for two consecutive years. The Holding Foreign Companies Accountable Act (the “HFCA Act”) was enacted on December 18, 2020. Pursuant to the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB, for three consecutive years beginning in 2021, the SEC may prohibit our shares from being traded on a national securities exchange or in the over-the-counter market in the United States. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our current auditor, AOGB CPA Limited is headquartered at Suite 2501-3, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong, Hong Kong and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. In addition, our auditor did not appear as part of the PCAOB’s report of determinations under the lists in Appendix A or Appendix B of the report issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong and taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. The delisting of our Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “D. Risk Factors — Our Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 20-F.

Moreover, as one of the conditions for the handover of the sovereignty of HK SAR to China, China had to accept some conditions such as HK SAR’s Basic Law before its return. The Basic Law ensured HK SAR will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement had given HK SAR the freedom to function in a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system. Some international observers and human rights organizations have expressed doubts about the future of the relative political freedoms enjoyed in HK SAR and the PRC’s pledge to allow a high degree of autonomy in HK SAR. They considered, for example, that Article 23 of the Basic Law, which was effective March 23, 2024, may undermine autonomy. If the PRC were to, in fact, renege on its agreement to allow HK SAR to function autonomously, this could potentially impact HK SAR’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Accordingly, we cannot predict the effect of future developments in the HK SAR legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. By contrast, China’s legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. As a result, recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new and the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, China’s legal system is based in part on government policies and administrative rules and many have retroactive effects. As a result, we cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. See “D. Risk Factors - HK SAR and China’s legal systems are evolving and have inherent uncertainties that could limit the legal protection available to you.” in our 20-F for further information.

Furthermore, the PRC legal system is based partly on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations. See “D. Risk Factors - Uncertainties in the interpretation and enforcement of Chinese laws and regulations, which could change at any time with little advance notice, could limit the legal protections available to us.” in our 20-F for further information.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [         ], 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we and/or any selling shareholder may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or any selling shareholder may offer. Each time we and/or any selling shareholder use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“Amended Memorandum and Articles” are to our amended and restated memorandum and articles of association in effect on the date of this Registration Statement;

●	“BVI” refers to the British Virgin Islands;

●	“BVI Act” is to the BVI Business Companies Act (As Revised) as the same may be amended from time to time;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and includes the special administrative regions of Hong Kong and Macau for the purposes of this report only. The only instances that “PRC” or “China” does not include Hong Kong or Macau is when specific laws and regulations are adopted by the PRC;

●	“HK SAR” or “Hong Kong SAR” is to Hong Kong, Special Administrative Region, People’s Republic of China;

●	“SEC” means the U.S. Securities and Exchange Commission;

●	“shares”, “Shares” or “Ordinary Shares” are to the ordinary shares of WANG & LEE GROUP, Inc., with no par value;

●	“we”, “us”, “our company”, “our”, “the Company” and “W&L” are to WANG & LEE GROUP, Inc., a British Virgin Islands business company, and does not include its subsidiaries, WANG & LEE HOLDINGS, Inc. and WANG & LEE CONTRACTING LIMITED. Where appropriate, we shall refer to the subsidiaries by their legal names and collectively as “our subsidiaries” and clearly identify the entity (including the domicile) in which investors are purchasing an interest;

●	All references to “H.K. dollars” or “HK$” are to the legal currency of HK SAR;

●	All references to “Renminbi”, “RMB” or “yuan” are to the legal currency of the People’s Republic of China;

●	All references to “U.S. dollars”, “dollars”, “USD”, “US$” or “$” are to the legal currency of the United States.

Our business is conducted by our indirect wholly-owned entity in HK SAR, using HK$, the currency of HK SAR. Our audited consolidated financial statements are presented in United States dollars. In this report, we refer to assets, obligations, commitments and liabilities in our audited consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of HK$ to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

This report contains translations of certain HK$ amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. We make no representation that any currency could have been, or could be, converted into another currency, at any particular rate, or at all. The relevant exchange rates are listed below:

	For the year ended December 31,
	2024	2023	2022
Period Ended HK$: USD exchange rate	7.7335	7.7785	7.7990
Period Average HK$: USD exchange rate	7.7715	7.7997	7.8298

Numerical figures included in this report have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For the sake of clarity, this report follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our Chairman will be presented as “Pui Lung Ho”, even though, in Chinese, Mr. Ho’s name is presented as “Ho Pui Lung”.

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this report other than to the extent specifically cited in this report. We have sought to provide current information in this report and believe that the statistics provided in this report remain up-to-date and reliable, and these materials are not incorporated in this report other than to the extent specifically cited in this report. Except where otherwise stated, all ordinary share accounts provided herein are on a pre-share-increase basis.

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FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. Specifically, forward-looking statements may include statements relating to:

●	declines in public and private infrastructure construction, buildings and reductions in government funding or incentives;
●	risks related to our operating strategy;
●	competition for projects in our local markets;
●	risks associated with our capital-intensive business;
●	government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters;
●	unfavorable economic conditions and restrictive financing markets;
●	our ability to obtain sufficient bonding capacity to undertake certain projects;
●	our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;
●	the cancellation of a significant number of contracts or our disqualification from bidding for new contracts;
●	risks related to adverse weather conditions;
●	our substantial indebtedness and the restrictions imposed on us by the terms thereof;
●	our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies;
●	our ability to retain key personnel and maintain satisfactory labor relations;
●	property damage, results of litigation and other claims and insurance coverage issues; and
●	risks related to our information technology systems and infrastructure.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our securities, see “Item 3. Key Information — D. Risk Factors” in our 2024 Form 20-F.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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OUR COMPANY

Overview

We are a British Virgin Islands company incorporated on May 20, 2021, as a holding company of our business, which is primarily operated through our indirectly wholly-owned HK SAR subsidiary, WANG & LEE CONTRACTING LIMITED. We do not use variable interest entities in our corporate structure.

Wang & Lee Engineering Limited was founded in 1981 and we mainly conducted electrical work until December 3, 1992. By 1990, we had provided services for many shops, factories and residential buildings and began providing other installation work. WANG & LEE CONTRACTING LIMITED, formerly known as WANG & LEE ENGINEERING (M/E) LIMITED was incorporated in HK SAR on December 3, 1992. It changed its name to WANG & LEE CONTRACTING LIMITED on May 2, 1995, to reflect the expanded scope of work it now provides. Wang & Lee Engineering Limited was wound up in 2003.

WANG & LEE CONTRACTING LIMITED, a construction prime and subcontractor engaging in the installation of Electrical & Mechanical Systems (“E&M”), which include low voltage (220v/phase 1 or 380v/phase 3) electrical systems, mechanical ventilation and air-conditioning systems, fire service systems, water supply and sewage disposal system installation and fitting out for the public and private sectors. WANG & LEE CONTRACTING LIMITED has mainly undertaken projects that are related to the supply, installation and maintenance of the following systems:

●	Low voltage (220v/phase 1 or 380v/phase 3) electrical systems to power building equipment and services, such as lighting, air-conditioning and elevator etc.;
●	mechanical ventilation and air-conditioning systems (“MVAC”); and
●	fitting out for commercial buildings and offices; and
●	other E&M systems such as fire services, which includes fire prevention, detection, suppression and extinguishing systems and plumbing and drainage systems.

WANG & LEE CONTRACTING LIMITED is also able to provide design and contracting services to all trades in the construction industry. Its clients range from small startups to large companies.

Nowadays, buildings are going certifiably green. As we have become more conscious of the effect our installation and works have on the environment and on us directly, organizations have developed voluntary methods of rating the environmental impact and efficiency of buildings, and other similar structures. Assessments take place both during design and after completion. Existing structures or commercial interior spaces can also be rated. Our team provides every effort to be environmentally conscious with a focus on designs that promote energy and water efficiency, indoor environment quality, and the responsible discharge of wastes.

WANG & LEE CONTRACTING LIMITED has been providing construction contracting services in HK SAR for almost 45 years and have been awarded:

●	ISO9001:2015 Quality Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;
●	ISO 14001:2015 Environmental Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;
●	ISO 45001:2018 Occupational Health and Safety Management System Standard for Design, Supply and Installation of Low Voltage Electrical, Mechanical Ventilation and Air-conditioning Systems (as defined in Electricity Ordinance Chapter 406”;
●	H.K.E.M.S.D. Registered Electrical Contractor;
●	H.K.F.S.D. Registered Fire Service Installation Contractor;
●	H.K. Building Authority Registered Class II, III Type A, B, D, E, F, G Minor Works Contractors;
●	H.K. Water Authority Grade 1 Plumber’s license.

Additionally, WANG & LEE CONTRACTING LIMITED a registered Class 1 and Class 2 Fire Service Installation Contractor with the Fire Services Department, registered Minor Works Contractor (Company) for Classes II and III (covering under alteration and addition works, repair works, drainage works, works relating to structures for amenities, finishes works and demolition works) under the Building Ordinance (Cap 123) Section 8A and registered Electrical Contractor under the Electricity (Registration) Regulations (Cap 406 Sub Leg.).

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Corporate Structure

On April 20, 2023, we announced the pricing of our initial public offering of 1,600,000 Ordinary Shares at $5.00 per share and commencement of trading of our Ordinary Shares on the Nasdaq Capital Market under the symbol, “WLGS”. On April 24, 2023, we announced the closing our initial public offering with gross proceeds of $8,000,000.

The following diagram illustrates our corporate structure as of the date of this prospectus:

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Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure, and may present only two years of audited financial statements and related MD&A disclosure.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example :

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

We expect that our Chairman and Chief Executive Officer, Mr. Pui Lung Ho will own a majority of our ordinary shares following the Offering and continue to be a controlled company pursuant to “controlled company” defined under the Nasdaq Stock Market Rules. Accordingly, we will be a controlled company under the applicable Nasdaq listing standards. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the Offering. Our status as a controlled company could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Please see “Risk Factors – Our significant shareholders have considerable influence over our corporate matters.”

Corporate Information

Our principal executive office is located at 5-6/F Wing Tai Factory Building, 3 Tai Yip Street, Kwun Tong, Kowloon, Hong Kong, and our phone number is +852 2889 1313. We maintain a corporate website at http://www.wangnlee.com.hk/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on May 14, 2024, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

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OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $30,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

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DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;
●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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DESCRIPTION OF ORDINARY SHARES

General

WANG & LEE GROUP, Inc. is a holding company incorporated under the laws of the British Virgin Islands on May 20, 2021. Our affairs are governed by the provisions of our Amended Memorandum and Articles, as amended and/or restated from time to time and the BVI Act, and the applicable laws of the BVI (including applicable common law)..

Our memorandum authorizes us to issue an unlimited number of shares at no par value of a single class. All of our issued Ordinary Shares are fully paid and non-assessable. We may, but it is not required to if the rules of the senior national exchange allow, issue share certificates specifying the number of Ordinary Shares held by each holder of Ordinary Shares in the Company. Our shareholders may freely hold and vote their Ordinary Shares.

Our Amended Memorandum and Articles permit the directors, by way of resolution of directors, to fix the emoluments of directors with respect to services to be rendered in any capacity to the Company. All decisions about the compensation of directors will be recommended by the compensation committee and approved by way of resolution of directors of the Company.

The following description of our authorized shares and our constitutional rules under our Amended Memorandum and Articles is qualified in its entirety by reference to our Amended Memorandum and Articles, which have been filed as an exhibit to the registration statement of which this prospectus is a part.

Memorandum and Articles of Association

The following discussion describes our Amended Memorandum and Articles that (subject to any limitations, restrictions or modifications in our Amended Memorandum and Articles; and subject to any rights or restrictions attaching to any shares) will be in effect upon the completion of this Offering:

Objects and Purposes, Register, and Shareholders. Subject to the BVI Act and BVI law, our objects and purposes are unlimited. Our register of members will be maintained by our transfer agent, Transhare Securities Transfer and Registrar. Under the BVI Act, a BVI company may treat the registered holder of a share as the only person entitled to (a) exercise any voting rights attaching to the share, (b) receive notices, (c) receive a distribution in respect of the share and (d) exercise other rights and powers attaching to the share. Consequently, as a matter of BVI Law, where a shareholder’s shares are registered in the name of a nominee such as Cede & Co, the nominee is entitled to receive notices, receive distributions and exercise rights in respect of any such shares registered in its name. The beneficial owners of the shares registered in a nominee’s name will therefore be reliant on their contractual arrangements with the nominee in order to receive notices and dividends and ensure the nominee exercises voting and other rights in respect of the shares in accordance with their directions.

Directors’ Powers. Under the BVI Act, subject to any modifications or limitations in a company’s Amended Memorandum and Articles, a company’s business and affairs are managed by, or under the direction or supervision of, its directors; and directors generally have all powers necessary to manage a company. A director must disclose any interest he has on any proposal, arrangement or contract not entered into in the ordinary course of business and on usual terms and conditions. An interested director may (subject to the Amended Memorandum and Articles) vote on a transaction in which he has an interest. In accordance with, and subject to, our Amended Memorandum and Articles, the directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

Rights, Preferences and Restrictions of Ordinary Shares. Our directors may (subject to our Amended Memorandum and Articles and BVI law) authorize dividends at such time and in such amount as they determine. Each Ordinary Share is entitled to one vote on any resolution of shareholders. In the event of a liquidation or dissolution of the Company, each Ordinary Share (subject to our Amended Memorandum and Articles) is entitled to an equal share in all surplus assets remaining available for distribution to them after payment and discharge of all claims, debts, liabilities and obligations of the Company and after provision is made for each class of shares (if any) having preference over the Ordinary Shares. Holders of our Ordinary Shares have no pre-emptive rights. Subject to the provisions of the BVI Act, we may, (subject to our Amended Memorandum and Articles) with the consent of the shareholder whose shares are to be purchased, repurchase our Ordinary Shares in certain circumstances provided that the Company will, immediately after the repurchase, satisfy the solvency test. The Company will satisfy the solvency test, if (i) the value of the Company’s assets exceeds its liabilities; and (ii) the Company is able to pay its debts as they fall due.

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In accordance with the BVI Act:

i.	the Company may purchase, redeem or otherwise acquire its own shares in accordance with either (a) Sections 60, 61 and 62 of the BVI Act (save to the extent that those Sections are negated, modified or inconsistent with provisions for the purchase, redemption or acquisition of its own shares specified in the Company’s Amended Memorandum and Articles); or (b) such other provisions for the purchase, redemption or acquisition of its own shares as may be specified in the Company’s Amended Memorandum and Articles. The Company’s Amended Memorandum and Articles provide that such Sections 60, 61 and 62 do not apply to the Company;

ii.	where a company may purchase, redeem or otherwise acquire its own shares otherwise than in accordance with Sections 60, 61 and 62 of the BVI Act, it may not purchase, redeem or otherwise acquire the shares without the consent of the member whose shares are to be purchased, redeemed or otherwise acquired, unless the Company is permitted by the Amended Memorandum and Articles to purchase, redeem or otherwise acquire the shares without that consent; and

iii.	unless the shares are held as treasury shares in accordance with Section 64 of the BVI Act, any shares acquired by the Company are deemed to be cancelled immediately on purchase, redemption or other acquisition.

Variation of the Rights of Shareholders. Pursuant to our Amended Memorandum and Articles, the rights conferred upon the holders of the shares of any class of the Company may (subject to our Amended Memorandum and Articles) only be varied, whether or not the Company being wound up, with the consent in writing of or by resolution passed at a meeting by the holders of more than 50 percent of the issued shares of that class.

Shareholder Meetings. In accordance with, and subject to, our Amended Memorandum and Articles, (a) any director of the Company may convene meetings of the shareholders at such times as the director considers necessary or desirable (and the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice); and (b) upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders. Under BVI Law, the memorandum and articles of association may be amended to decrease but not increase the required percentage to call a meeting above 30%. In accordance with, and subject to, our Amended Memorandum and Articles, (a) the director convening a meeting shall give not less than 7 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the Company and are entitled to vote at the meeting; and the other directors; (b) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all of the shares that that shareholder holds; (c) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares or, where there exists more than one class of shares, not less than 50 percent of each class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (d) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of the shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

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Dividends. Subject to the BVI Act and our Amended Memorandum and Articles, the directors of the Company may, by resolution of the directors, authorize a distribution by way of dividend at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the Company will meet the statutory solvency test. In accordance with, and subject to, our Amended Memorandum and Articles, no dividend shall bear interest as against the Company (except as otherwise provided in our Amended Memorandum and Articles).

Liquidation. On a liquidation or winding up of the Company assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis.

Appointment and Removal of Directors. In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any Ordinary Shares), (a) the first directors of the Company shall be appointed by the first registered agent within 6 months of the date of the incorporation of the Company; and thereafter, the directors shall be elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his disqualification, earlier death, resignation or removal; (c) a director may be removed from office: (i) with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy five percent of the Shareholders of the Company entitled to vote; or (ii) with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director resolution of directors or resolution of shareholders; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act; (e) the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors and where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office; (f) a vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office; and (g) a director is not required to hold shares in the Company as a qualification to office.

Meetings of Directors. In accordance with, and subject to, our Amended Memorandum and Articles, (a) any one director of the Company may call a meeting of the directors by sending a written notice to each other director; (b) the directors of the Company or any committee thereof may meet at such times and in such manner as the directors may determine to be necessary or desirable; (c) a director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director and the inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting; (d) a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is two; (e) a director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated; (f) a resolution of directors is passed if either (i) the resolution is approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or (ii) the resolution is consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be, unless (in either case) the BVI Act or our Amended Memorandum and Articles require a different majority.

Indemnification of Directors. In accordance with, and subject to, our Amended Memorandum and Articles (including the limitations detailed therein), the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

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In accordance with, and subject to, our Amended Memorandum and Articles (including the limitations detailed therein), (a) the indemnity referred to above only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful; (b) the decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the articles of association, unless a question of law is involved; and (c) the termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

In accordance with, and subject to, our Amended Memorandum and Articles, the Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the articles of association.

Directors and Conflicts of Interest. As noted above, pursuant to the BVI Act and the Company’s Amended Memorandum and Articles, a director of a company who has an interest in a transaction entered into or to be entered into by the Company and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;
(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and
(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction, and, subject to compliance with the BVI Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

In accordance with, and subject to, our Amended Memorandum and Articles, (a) a director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company; and (b) for the purposes noted foregoing, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

Issuance of Additional Shares. Our Amended Memorandum and Articles authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Transfer of Shares. Under the BVI Act and our Amended Memorandum and Articles, shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange.

Registrar and Transfer Agent

The registrar and transfer agent for our Ordinary Shares is Transhare Securities Transfer and Registrar  .

Listing

Our Ordinary Shares are listed on the NASDAQ under the symbol “WLGS”.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Such convertible debt may be exchangeable for and/or convertible into shares of ordinary shares or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

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Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

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●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations

We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit certificate that contains the terms of the units.

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TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;
●	the names of any underwriters or agents;
●	the name or names of any managing underwriter or underwriters;
●	the purchase price of the securities;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	the net proceeds from the sale of the securities;
●	any delayed delivery arrangements;
●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
●	any initial public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers;
●	any commissions paid to agents; and
●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

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Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

The legality under Cayman law of the securities offered by this prospectus will be passed upon by Maples and Calder. Certain federal securities law matters will be passed upon for us by Loeb & Loeb LLP, New York.

EXPERTS

The consolidated financial statements of WANG & LEE GROUP, Inc. as of and for the years ended December 31, 2022 and 2023 appearing in this prospectus and registration statement have been audited by AOGB CPA Limited, independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on May 14, 2024 (File No. 001-41681), or the 2021 Form 20-F;

●	our reports of foreign private issuer on Form 6-K filed with the SEC on April 18, 2024, April 24, 2024, October 10, 2024, October 29, 2024, and December 30, 2024;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	the description of the securities contained in our registration statement on Form 8-A filed on March 31, 2023 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

WANG & LEE GROUP, Inc.

5-6/F Wing Tai Factory Building,

3 Tai Yip Street,

Kwun Tong,

Kowloon, Hong Kong

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

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3,529,400 Ordinary Shares

Class A Ordinary Share Purchase Warrants to Purchase up to 3,529,400 Ordinary Shares

Up to 3,529,400 Ordinary Shares Issuable upon Exercise of Class A Ordinary Share Purchase Warrants

Class B Ordinary Share Purchase Warrants to Purchase up to 9,102,135 Ordinary Shares

Up to 9,102,135 Ordinary Shares Issuable upon Exercise of Class B Ordinary Share Purchase Warrants

PROSPECTUS SUPPLEMENT

Maxim Group LLC

 The date of this prospectus supplement is March 21, 2025.